Exhibit (i)(2)

                               SEWARD & KISSEL LLP
                                1200 G Street, NW
                                    Suite 350
                              Washington, DC 20005




                                                              April 15, 1999


Sound Shore Fund, Inc.
Two Portland Square
Portland, ME 04101

Ladies and Gentlemen:

         We consent to the continued inclusion as an exhibit to the Registration Statement of Sound Shore Funds, Inc. of our opinion dated April 23, 1985 as to the legality of the securities registered by Sound Shore Fund, Inc. as of that date.



                                                Very truly yours,

                                                /s/ Seward & Kissel LLP
















47180.000 #82697 v.1